UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

OPGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9717 Key West Ave, Suite 100

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 813-1260

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2024, OpGen, Inc., a Delaware corporation (the “Company”), entered into an Employment Agreement (the “Agreement”) with David Lazar, Age 33. Pursuant to the Agreement, the Company engaged Mr. Lazar to act as its Chief Executive Officer (“CEO”). Mr. Lazar will have the customary powers and responsibilities of a CEO of a corporation of the size and type of the Company. Effective April 1, 2024, Mr. Lazar shall be paid a base salary of $406,000 per annum, which shall be deferred and accrued until the Company’s compensation committee determines that the Company is sufficiently liquid to pay the accrued salary. Under the Agreement, Mr. Lazar will also be eligible for certain annual bonuses, annual incentive bonuses, and special bonuses. The Agreement has a three (3) year term. Mr. Lazar also serves as the Chairman of the Board of Directors of the Company.

Mr. Lazar has served as the Chief Executive Officer of Titan Pharmaceuticals Inc. listed on the Nasdaq (TTNP) since August 2022, where he also served as a director and board chairman from August 2022 until October 2023. On December 28, 2023, Mr. Lazar was appointed Chief Executive Officer and to the board of directors of Minim, Inc. (NASDAQ: MINM). Mr. Lazar has successfully served as a custodian to numerous public companies across a wide range of industries, including without limitation, C2E Energy, Inc. (OTCMKTS: OOGI), China Botanic Pharmaceutical Inc. (OTCMKTS: CBPI), One 4 Art Ltd., Romulus Corp., Moveix, Inc., Arax Holdings Corp. (OTCMKTS: ARAT), ESP Resources, Inc. (OTCMKTS: ESPIQ), Adorbs, Inc., Exobox Technologies Corp. (OTCMKTS: EXBX), Petrone Worldwide, Inc. (OTCMKTS: PFWIQ), Superbox, Inc. (OTCMKTS: SBOX), Sino Green Land Corp. (OTCMKTS: SGLA), SIPP International Industries, Inc. (OTCMKTS: SIPN), Cereplast, Inc. (OTCMKTS: CERPQ), Energy 1 Corp. (OTCMKTS: EGOC), ForU Holdings, Inc. (OTCMKTS: FORU), China Yanyuan Yuhui National Education Group, Inc. (OTCMKTS: YYYH), Pan Global Corp. (OTCMKTS: PGLO), Shengtang International, Inc. (OTCMKTS: SHNL), Alternaturals, Inc. (OTCMKTS: ANAS), USA Recycling Industries, Inc. (OTCMKTS: USRI), Tele Group Corp., Xenoics Holdings, Inc. (OTCMKTS: XNNHQ), Richland Resources International Group, Inc. (OTCMKTS: RIGG), AI Technology Group, Inc., Reliance Global Group, Inc. (NASDAQ: RELI), Melt, Inc., Ketdarina Corp., 3D MarkerJet, Inc. (OTCMKTS: MRJT), Lvpai Group Ltd., Gushen, Inc., FHT Future Technology Ltd., Inspired Builders, Inc., Houmu Holdings Ltd. (OTCMKTS: HOMU), Born, Inc. (OTCMKTS: BRRN), Changsheng International Group Ltd., Sollensys Corp. (OTCMKTS: SOLS), Guozi Zhongyu Capital Holdings Co. (OTCMKTS: GZCC) and Cang Bao Tian Xia International Art Trade Center, Inc. Mr. Lazar currently serves as an Advisor to PROMAX Investments LLC, a position he has held since July 2022, and as an Ambassador at Large for the Arab African Council for Integration and Development, since March 2022.

The description of the Agreement above does not purport to be complete. For more information regarding the Agreement, please see the complete agreement attached hereto as Exhibit 10.1, which should be reviewed in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated April 11, 2024, by and between the Company and David Lazar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OpGen, Inc.

Date: April 16, 2024	By:	/s/ David Lazar
David Lazar
Chief Executive Officer

2